Exhibit 10.1

Execution Version

STOCK PURCHASE AND COOPERATION AGREEMENT

THIS STOCK PURCHASE AND COOPERATION AGREEMENT (this “Agreement”) is entered into as of February 20, 2024, by and among Griffon Corporation, a Delaware corporation (the “Company”), Travis W. Cocke (“Cocke”), Voss Value Master Fund, L.P., Voss Value-Oriented Special Situations Fund, L.P. and each of the four separately managed accounts of which Voss Capital, LLC is the investment manager, the names of which are set forth on Schedule I hereto (collectively, the “Selling Shareholders”).

WHEREAS, the Selling Shareholders beneficially own an aggregate of 2,834,128 shares of the Company’s outstanding common stock, par value $0.25 per share (the “Common Stock”);

WHEREAS, the Selling Shareholders desire to sell to the Company, and the Company desires to purchase from the Selling Shareholders, an aggregate of 1,500,000 shares of Common Stock (the “Shares”) at a price of $65.50 per Share, for an aggregate price of $98,250,000.00 (such aggregate purchase price, the “Purchase Price”), upon the terms and subject to the conditions set forth in this Agreement;

WHEREAS, each of the Selling Shareholders desires to sell to the Company the number of shares of Common Stock listed opposite such Selling Shareholder’s name on Schedule 1 hereto;

WHEREAS, the Company has an existing share repurchase program (the “Program”), which has been approved by the Board of Directors (the “Board”) of the Company, and the repurchase of the Shares at the Purchase Price is within the terms of the Program;

WHEREAS, the Audit Committee of the Board has reviewed the terms of the transaction contemplated by this Agreement and has determined that they are fair to the Company and in the best interests of the Company and its shareholders;

WHEREAS, in connection with the Company’s purchase of the Shares, Cocke desires to resign as a member of the Board;

WHEREAS, except as expressly provided in this Agreement, by its terms, the Cooperation Agreement, dated as of January 8, 2023, between the Company and the Selling Shareholders (the “2023 Cooperation Agreement”), will terminate by virtue of the repurchase of the Shares by the Company and the resignation of Cocke from the Company’s Board; and

WHERAS, the Company, the Selling Shareholders and Cocke wish to provide for certain continued cooperation of the Company and the Selling Shareholders as described herein.

NOW, THEREFORE, in consideration of the mutual covenants herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned hereby agree as follows:

1. Share Purchase.

(a) Purchase and Sale. On the date of the Closing (as defined below), upon the terms and subject to the conditions of this Agreement, the Company hereby agrees to purchase from the Selling Shareholders, and each of the Selling Shareholders hereby agrees, severally and not jointly, to sell, convey, assign, transfer and deliver, or cause to be delivered, to the Company, at a purchase price of $65.50 per Share, the number of shares of Common Stock set forth opposite their respective names in Schedule I hereto, free and clear of any and all mortgages, pledges, encumbrances, liens, security interests, options, charges, claims, deeds of trust, deeds to secure debt, title retention agreements, rights of first refusal or offer, limitations on voting rights, proxies, voting agreements, limitations on transfer or other agreements or claims of any kind or nature whatsoever (collectively, “Liens”).

(b) Closing. Subject to the terms and conditions of this Agreement and the delivery of the deliverables contemplated by Section 1(c), the closing of the sale of the Shares contemplated hereby (the “Closing”) will take place immediately prior to the commencement of trading of the Common Sock on the New York Stock Exchange on February 20, 2024. The Closing shall take place remotely.

(c) Closing Deliveries and Actions.

(i) At the Closing, the Selling Shareholders shall arrange for an appropriate electronic transfer (including through Deposit and Withdrawal at Custodian) of the Shares to an account of the Company at its transfer agent, Equiniti Trust Company (f/k/a American Stock Transfer & Trust Company, LLC), sufficient to convey to the Company good, valid and marketable title in and to the Shares, free and clear of any and all Liens.

(ii) At the Closing, the Company shall deliver to the Selling Shareholders by wire transfer to the account to be designated by the Selling Shareholders immediately available funds in U.S. dollars in an amount equal to the Purchase Price.

(d) Conditions of the Selling Shareholders’ Obligations at Closing. The obligation of the Selling Shareholders to sell the Shares is subject to the fulfillment, on or before the Closing, of each of the following conditions, unless otherwise waived:

(i) The representations and warranties contained in Section 3 shall be true and correct in all respects as of the Closing.

(ii) The Company shall have performed and complied with all covenants, agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by the Company on or before the Closing.

(iii) There shall be no pending suit, action or proceeding by any federal, state, local or foreign court, administrative agency or governmental or regulatory authority or body (each, an “Authority”) to which the Company or any of its properties is subject, seeking to challenge, restrain, preclude, enjoin or prohibit the transactions contemplated by this Agreement.

(e) Conditions of the Company’s Obligations at Closing. The obligation of the Company to purchase the Shares is subject to the fulfillment, on or before the Closing, of each of the following conditions, unless otherwise waived:

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(i) The representations and warranties contained in Section 2 shall be true and correct in all respects as of the Closing.

(ii) The Selling Shareholders shall have performed and complied with all covenants, agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by the Selling Shareholders on or before the Closing.

(iii) There shall be no pending suit, action or proceeding by any Authority to which the Company or any of its properties is subject, seeking to challenge, restrain, preclude, enjoin or prohibit the transactions contemplated by this Agreement.

(f) Possibility of Delay in Transfer of Record Ownership.

(i) The parties to this Agreement acknowledge that the transfer of record title to the Shares may not take place on the date of the Closing due to administrative delay in connection with certain procedures relating to the custodian holding record title to the Shares. Notwithstanding anything else to the contrary contained in this Agreement, in the event of such administrative delay:

(1) the transfer of ownership of the Shares from the Selling Shareholders to the Company will nonetheless be deemed to take place, for all purposes, immediately prior to the commencement of trading of the Common Stock on the New York Stock Exchange on February 20, 2024;

(2) all filings to be submitted to the Securities and Exchange Commission (the “SEC”) by the parties to this Agreement relating to or in connection with the transfer of the Shares (including, but not limited to, (A) the Current Report on Form 8-K to be filed by the Company, (B) any “SEC Form 4: Statement of Changes in Beneficial Ownership” to be filed by Voss Capital, LLC (or any affiliate of Voss Capital, LLC) with respect to transfer of the Shares, and (C) any Schedule 13D to be filed by Voss Capital, LLC (or any affiliate of Voss Capital, LLC) with respect to the transfer of the Shares), shall reflect that ownership to the Shares was transferred from the Selling Shareholders to the Company on February 20, 2024; and

(3) the Company will deliver payment for the Shares via wire transfer on the date record title of the Shares is transferred to the Company.

2. Representations of the Company. The Company represents and warrants to the Selling Shareholders that, as of the date hereof and at the Closing:

(a) The Company is duly organized, validly existing and in good standing under the laws of the State of Delaware.

(b) The Company has the full power and authority to execute, deliver and carry out the terms and provisions of this Agreement and to consummate the transactions contemplated

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hereby, and has taken all necessary action to authorize the execution, delivery and performance of this Agreement.

(c) This Agreement has been duly and validly authorized, executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company, enforceable in accordance with its terms, except to the extent that (i) such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to certain equitable defenses and to the discretion of the court before which any proceedings may be brought.

(d) The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby (i) does not require the consent, approval, authorization, order, registration or qualification of, or (except for filings pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) filing with, any Authority having jurisdiction over the Company; and (ii) does not and will not constitute or result in a breach of, or violation or default under, any note, bond, mortgage, deed, indenture, lien, instrument, contract, agreement, lease or license to which the Company is a party, the Company’s Organizational Documents (as defined below), or any statute, law, ordinance, decree, order, injunction, rule, directive, judgment or regulation of any Authority applicable to the Company, except in each case in this clause (ii) as would not materially adversely affect the ability of the Company to consummate the transactions contemplated by this Agreement.

3. Representations of the Selling Shareholders. Each of the Selling Shareholders severally represents and warrants to the Company that, as of the date hereof and at the Closing:

(a) The Selling Shareholder is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization.

(b) The Selling Shareholder has the full power and authority to execute, deliver and carry out the terms and provisions of this Agreement and consummate the transactions contemplated hereby, and has taken all necessary action to authorize the execution, delivery and performance of this Agreement.

(c) This Agreement has been duly and validly authorized, executed and delivered by the Selling Shareholder, and constitutes a legal, valid and binding obligation of the Selling Shareholder, enforceable in accordance with its terms, except to the extent that (i) such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to certain equitable defenses and to the discretion of the court before which any proceedings may be brought.

(d) The execution and delivery of this Agreement by the Selling Shareholder and the consummation by the Selling Shareholder of the transactions contemplated hereby (i) do not require the consent, approval, authorization, order, registration or qualification of, or (except for filings pursuant to Section 16 and Section 13 under the Exchange Act) filing with, any Authority having jurisdiction over the Selling Shareholder; and (ii) do not and will not constitute

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or result in a breach of, or violation or default under, any note, bond, mortgage, deed, indenture, lien, instrument, contract, agreement, lease or license to which the Selling Shareholder is a party, the Selling Shareholder’s organizational documents, or any statute, law, ordinance, decree, order, injunction, rule, directive, judgment or regulation of any Authority applicable to the Selling Shareholder, except in each case of this clause (ii) as would not materially adversely affect the ability of the Selling Shareholder to consummate the transactions contemplated by this Agreement.

(e) The Selling Shareholder has good and valid title to the Shares to be sold at the Closing by the Selling Shareholder hereunder, and the transfer of Shares made by the Selling Shareholder at the Closing will be valid and binding obligations of the Selling Shareholder, enforceable in accordance with their respective terms, and vest in the Company good, valid and marketable title to all Shares purchased by the Company, free and clear of any and all Liens.

(f) The Selling Shareholder is a sophisticated investor and knows that the Company may have material non-public information concerning the Company and its condition (financial and otherwise), results of operations, businesses, properties, plans and prospects and that such information could be material to the Selling Shareholder’s decision to sell the Shares or otherwise materially adverse to the Selling Shareholder’s interests. The Selling Shareholder acknowledges and agrees that the Company shall have no obligation to disclose to it any such information and hereby waives and releases, to the fullest extent permitted by applicable law, any and all claims and causes of action it has or may have against Company and its affiliates, officers, directors, employees, agents and representatives based upon, relating to or arising out of nondisclosure of such information or the sale of the Shares hereunder.

(g) The Selling Shareholder has adequate information concerning the business and financial condition of the Company to make an informed decision regarding the sale of the Shares and has, independently and without reliance upon the Company, made its own analysis and decision to sell the Shares. With respect to legal, tax, accounting, financial and other considerations involved in the transactions contemplated by this Agreement, including the sale of the Shares, the Selling Shareholder is not relying on the Company (or any agent or representative thereof). The Selling Shareholder has carefully considered and, to the extent it believes such discussion is necessary, discussed with professional legal, tax, accounting, financial and other advisors the suitability of the transactions contemplated by this Agreement, including the sale of the Shares.

4. Stock Transfer Taxes. Each of the Selling Shareholders severally covenants and agrees with the Company that such Selling Shareholder shall be responsible for the payment of any stock transfer or similar taxes in connection with the transactions contemplated by this Agreement.

5. Director Resignation. Effective at 9:30 AM EST on February 20, 2024, Cocke hereby resigns as a member of the Board and the Nominating and Corporate Governance Committee of the Board. Cocke hereby confirms that his resignation is not the result of any disagreement with the Board or management of the Company. Cocke hereby withdraws as a nominee for election to the Board at the 2024 annual meeting of the Company’s shareholders (the “2024 Annual Meeting”). Cocke hereby acknowledges that the Confidentiality Agreement, dated January 9, 2023, by and between the Company and Cocke and Cocke’s confidentially obligations

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thereunder shall continue in effect and survive his resignation, subject to and in accordance with the terms thereof.

6. Cooperation.

(a) Non-Disparagement. From the date of this Agreement until the end of the Standstill Period (as defined below), the Company, each Selling Shareholder and Cocke shall refrain from making, and shall cause their respective controlling and controlled (and under common control) affiliates and representatives (solely in the context of their representation of such party in connection with the subject matter of this Agreement), and (i) in the case of each Selling Shareholder and Cocke, its and their respective principals, directors, members, managers, general partners, officers and employees (the “Voss Covered Persons”), and (ii) in the case of the Company, its directors and officers (the “Company Covered Persons”), not to make or cause to be made any public statement or announcement (or any statement or announcement that can reasonably be expected to become public or require public disclosure, and including for the avoidance of doubt any statement to any shareholder or holder of other securities of the Company, sell-side or buy-side analyst or other person) that constitutes an ad hominem attack on, or that otherwise disparages, defames, slanders, impugns or otherwise is reasonably likely to damage the reputation of (A) in the case of any such statements or announcements by any of the Selling Shareholders, Cocke or the Voss Covered Persons, the Company and its affiliates or any of its or their current or former officers, directors, or employees, and (B) in the case of any such statements or announcements by the Company or the Company Covered Persons, the Selling Shareholders and their affiliates or any of their current or former principals, directors, members, general partners, officers, or employees, in each case including without limitation (x) in any statement (oral or written), document, or report filed with, furnished, or otherwise provided to SEC or any other governmental or regulatory agency, (y) in any press release or other publicly available format, or (z) to any journalist or member of the media (including, in a television, radio, newspaper, or magazine interview or Internet or social media communication). The foregoing shall not (x) restrict the ability of any person to comply with any subpoena or other legal or regulatory process or respond to a request for information from any governmental or regulatory authority with jurisdiction over the party from whom information is sought or to enforce such person’s rights hereunder or (y) apply to any private communications among the Selling Shareholders and their affiliates, the Voss Covered Persons and their representatives (in their capacity as such), on the one hand, and among the Company and its affiliates, the Company Covered Persons and their representatives (in their capacity as such), on the other hand.

(b) Right of First Offer. After the Closing, if during the Standstill Period any one or more Voss Covered Person proposes to sell a block of 100,000 or more shares of Common Stock in the aggregate (such sale, the “Proposed Sale”, and such shares, the “Offered Shares”), such Voss Covered Persons shall first offer such Offered Shares to the Company. The Voss Covered Persons shall notify the Company of the Proposed Sale by delivering a notice (the “Offer Notice”) to the Company, stating (i) their bona fide intention to offer such Offered Shares, (ii) the number of such Offered Shares to be offered, and (iii) the price and material terms, if any, upon which they propose to offer such Offered Shares. By notification to the Voss Covered Persons within two full business days after the Offer Notice is given (the “Offer Period”), the Company may, but is not obligated to, elect to purchase or otherwise acquire the Offered Shares, at the price and on the terms specified in the Offer Notice; and if the Company elects to make such purchase,

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the purchase and sale shall be consummated by the Company and such offering party or parties within two full business days following such election. If the Company does not elect to purchase any or all of the Offered Shares referred to in the Offer Notice, the Voss Covered Persons may, during the 30 full day period immediately following the expiration of the Offer Period, offer and sell the remaining unpurchased portion of such Offered Shares to any person or persons at a price not less than, and upon terms no more favorable to the offeree than, those specified in the Offer Notice. If the Voss Covered Persons do not enter into an agreement for the sale of the Offered Securities to a third party within such 30 full day period, the right provided hereunder shall be deemed to be revived and such Offered Securities shall not be offered unless first reoffered to the Company in accordance with this Section 6(b).

(c) Voting of the Selling Shareholders’ Shares. The parties hereby acknowledge and agree that the voting obligations under Section 2(b) of the 2023 Cooperation Agreement will continue through the 2024 Annual Meeting and any adjournments thereof. Accordingly, at the 2024 Annual Meeting, each Selling Shareholder will cause all of the outstanding Common Stock that such Selling Shareholder or any of its controlling or controlled affiliates has the right to vote (or to direct the vote) as of the record date of the 2024 Annual Meeting, to be present in person or by proxy for quorum purposes and to be voted at the 2024 Annual Meeting or at any adjournments or postponements thereof, and to consent in connection with any action by written consent in lieu of the 2024 Annual Meeting, (w) in favor of each director nominated and recommended by the Board for election at the 2024 Annual Meeting, (x) against any nominees for director that are not approved and recommended by the Board for election at the 2024 Annual Meeting or through a written consent in lieu of the 2024 Annual Meeting, (y) against any proposals or resolutions to remove any member of the Board proposed at the 2024 Annual Meeting, and (z) in accordance with recommendations by the Board on all other proposals or business that may be the subject of shareholder action at the 2024 Annual Meeting; provided, however, that if Institutional Shareholder Services Inc. and Glass Lewis & Co. LLC recommend otherwise with respect to any proposals (other than as related to the election, removal or replacement of directors), the Selling Shareholders shall be permitted to abstain from such vote or vote such shares of Common Stock in proportion to the manner in which the Company’s shareholders other than the Selling Shareholders vote their shares of Common Stock with respect to such proposal (disregarding shareholders that do not vote); provided, further, that the Selling Shareholders shall be permitted to vote in their sole discretion on any proposal of the Company in respect of any Extraordinary Transaction (as defined below).

(d) Standstill. During the period beginning on the date of this Agreement and expiring on the two-year anniversary of the date of this Agreement (the “Standstill Period”), each Selling Shareholder will not, and will cause its controlling and controlled (and under common control) affiliates and its and their respective representatives acting on their behalf (collectively with the Selling Shareholders, the “Restricted Persons”) to not, directly or indirectly, without the prior written consent, invitation, or authorization of or by the Company or the Board:

(i) acquire, effect, or offer or agree to acquire, by purchase or otherwise, or direct any third party in the acquisition of, record or beneficial ownership of any securities of the Company or rights or options to acquire any securities of the Company, or engage in any swap or hedging transactions or other derivative agreements of any nature with respect to any securities of the Company, in each case, if such acquisition, offer,

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agreement or transaction would result, if consummated, the Selling Shareholders (together with their affiliates) having beneficial ownership of or aggregate economic exposure to more than 4.99% of the then outstanding Common Stock;

(ii) (A) call or seek to call (publicly or otherwise), alone or in concert with others, a meeting of the Company’s shareholders or to act by written consent (or the setting of a record date therefor), (B) seek, alone or in concert with others, election or appointment to, or representation on, the Board or nominate or propose the nomination of, or recommend the nomination of, any candidate to the Board, (C) make or be the proponent of any shareholder proposal to the Company or the Board or any committee thereof, (D) seek, alone or in concert with others the removal of any member of the Board, or (E) conduct a referendum of shareholders of the Company or engage in a “withhold” or similar campaign;

(iii) make any request for any shareholder list or similar materials or other books and records of the Company or any of its subsidiaries, whether pursuant to Section 220 of the DGCL or other statutory or regulatory provisions providing for shareholder access to books and records;

(iv) (A) engage in any “solicitation” (as such term is used in the proxy rules of the SEC but including, for the avoidance of doubt, solicitations of ten (10) or fewer shareholders which would otherwise be excluded from the definition of “solicitation” pursuant to Rule 14a-2(b)(2) promulgated by the SEC under the Exchange Act of proxies or consents with respect to the election or removal of directors of the Company or any other matter or proposal relating to the Company or (B) become a “participant” (as such term is used in the proxy rules of the SEC) in any such solicitation of proxies or consents;

(v) disclose to any third party, either publicly or in a manner that would reasonably be expected to result in or require public disclosure, its voting or consent intentions or votes as to matters submitted to a shareholder vote during the Standstill Period (it being understood that instructing third parties to implement such votes or consents in a ministerial manner in accordance with this Agreement would not be a violation of this provision), except that such disclosures may be made to the extent legally required or permitted by the prior written consent of the Company;

(vi) make or submit any proposal for, or offer of (with or without conditions), either alone or in concert with others, any tender offer, exchange offer, merger, amalgamation, consolidation, acquisition, business combination, recapitalization, restructuring, reorganization, liquidation, separation, dissolution, dilutive financing (including without limitation any dilutive “PIPE” capital-raising issuance transaction or any transaction requiring shareholder consent or approval) or other extraordinary transaction involving the Company (including its subsidiaries and joint ventures or any of their respective securities or assets) (each, an “Extraordinary Transaction”) either publicly or in a manner that would reasonably be expected to result in or require public disclosure (it being understood that the foregoing shall not restrict the Restricted Persons from tendering shares, receiving consideration or other payment for shares or otherwise

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participating in any Extraordinary Transaction, in each case on the same basis as other shareholders of the Company);

(vii) make any proposal, either publicly or in a manner that would reasonably be expected to result in or require public disclosure, with respect to (A) any change in the number, term or identity of directors or the filling of any vacancies on the Board, (B) any change in the capitalization or capital allocation policy of the Company (including, for the avoidance of doubt, capital allocation policies relating to share repurchases or dividends), (C) any other change in the Company’s management, business or corporate structure, (D) any waiver, amendment or modification to the Restated Certificate of Incorporation of the Company or the Bylaws (collectively, the “Organizational Documents”), (E) causing a class of securities of the Company to be delisted from, or to cease to be authorized to be quoted on, any securities exchange or (F) causing a class of securities of the Company to become eligible for termination of registration pursuant to Section 12(g)(4) of the Exchange Act;

(viii) knowingly encourage or advise any third party or knowingly assist any third party in encouraging or advising any other person (A) with respect to the giving or withholding of any proxy or consent relating to, or other authority to vote, any securities of the Company or (B) in conducting any type of referendum relating to the Company (other than such encouragement or advice that is consistent with the Board’s recommendation in connection with such matter, or as otherwise specifically permitted under this Agreement);

(ix) form, join, knowingly encourage or knowingly participate in or act in concert with any “group” as defined in Section 13(d)(3) of the Exchange Act or other group, with respect to the Company or any of its securities, other than solely a group consisting solely of the Selling Shareholders and any of their affiliates;

(x) enter into a voting trust, arrangement or agreement, or subject any securities of the Company to any voting trust, arrangement or agreement (excluding customary brokerage accounts, margin accounts, prime brokerage accounts and the like), in each case other than (A) this Agreement, (B) solely with affiliates of the Selling Shareholders (and in a manner that does not require or result in public disclosure) or (C) granting proxies to the Company in solicitations approved by the Board;

(xi) engage in any short sale or any purchase, sale, or grant of any option, warrant, convertible security, stock appreciation right, or other similar right (including any put or call option or “swap” transaction) with respect to any security (other than any index fund, exchange traded fund, benchmark fund or broad basket of securities) that includes, relates to, or derives any significant part of its value from a decline in the market price or value of the Company’s securities;

(xii) sell, offer or agree to sell, all or substantially all, directly or indirectly, through swap or hedging transactions or otherwise, voting rights decoupled from the underlying Common Stock held by a Restricted Person to any third party;

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(xiii) make any disclosure, communication, announcement or statement, either publicly or in a manner reasonably likely to result in or require public disclosure, regarding any intent, purpose, place or proposal with respect to the Board, the Company, its management, policies or affairs, strategy, operations, financial results, any of its securities or assets or this Agreement, except in a manner consistent with the provisions of this Agreement;

(xiv) enter into any discussions, negotiations, agreements (whether written or oral), arrangements, or understandings with any third party to take any action that the Restricted Persons are prohibited from taking pursuant to this Section 6(d); or

(xv) make any request or submit any proposal to amend or waive the terms of this Section 6(d) (including this subclause), in each case publicly or which would reasonably be expected to result in a public announcement or disclosure of such request or proposal by the Company or any of the Restricted Persons.

Notwithstanding anything to the contrary in this Agreement, nothing in this Agreement (including, but not limited to, the restrictions in this Section 6(d)) will prohibit or restrict any of the Restricted Persons from (A) making any factual statement to the extent necessary to comply with any subpoena or other legal process or respond to a request for information from any governmental or regulatory authority with jurisdiction over such person from whom information is sought (so long as such process or request did not arise as a result of discretionary acts by the Restricted Person), (B) granting any liens or encumbrances on any claims or interests in favor of a bank or broker-dealer or prime broker holding such claims or interests in custody or prime brokerage in the ordinary course of business, which lien or encumbrance is released upon the transfer of such claims or interests in accordance with the terms of the custody or prime brokerage agreement(s), as applicable, (C) negotiating, evaluating and/or trading, directly or indirectly, in any index fund, exchange traded fund, benchmark fund or broad basket of securities which may contain or otherwise reflect the performance of, but not primarily consist of, securities of the Company or (D) providing its views privately to members of the Board or the Company’s Chief Executive Officer and financial or legal advisors that have been identified by the Chief Executive Officer to the Selling Shareholders as appropriate contacts, so long as such communication would not reasonably be expected to require or result in any public disclosure of such communications or the content thereof by the Company or any of the Restricted Persons.

7. Publicity. Each of the Selling Shareholders and the Company agrees that it shall not, and that it shall cause its affiliates and representatives not to, publish, release or file any press release or other public statement or announcement relating to the transactions contemplated by this Agreement without the prior written consent of the other party (such consent not to be unreasonably withheld, conditioned or delayed); provided, however, that nothing in this Section 7 shall restrict the ability of the Company to file a Current Report on Form 8-K or periodic reports on Form 10-Q or Form 10-K, or provide soliciting material to its shareholders with respect to the 2024 Annual Meeting, in each case relating to the transactions contemplated by this Agreement, without further review or consent from the other party; provided further that the Company will provide to the Selling Shareholders an advance draft of the Current Report on Form 8-K it intends to file disclosing the transactions contemplated by this Agreement, and each Selling Shareholder agrees that (i) the disclosure included in any Schedule 13D or amendment thereto filed by such

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Selling Shareholder describing the transactions contemplated by this Agreement shall be consistent with the disclosure included in such Current Report on Form 8-K describing the transactions contemplated by this Agreement and (ii) such Selling Shareholder shall provide the Company with a reasonable opportunity to review and comment on any such Form 4 and Schedule 13D or amendment thereto prior to filing with the SEC.

8. Notices. All notices, requests, claims, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement will be in writing and will be deemed to have been given when delivered personally, mailed by certified or registered mail (return receipt requested and postage prepaid), sent via a nationally recognized overnight courier, or sent via email (receipt of which is confirmed) to the recipient. Such notices, demands and other communications shall be sent as follows:

If to the Selling Shareholders:

c/o Voss Capital, LLC
3373 Richmond Ave., Suite 500
Houston, TX 77046
Attention: Travis W. Cocke
Email: t@vosscap.com

If to the Company:

Griffon Corporation
712 Fifth Avenue, 18th Floor
New York, New York 10019
Attention: Seth L. Kaplan, Senior Vice President, General Counsel and Secretary
Email: kaplan@griffon.com

or such other address or to the attention of such other person as the recipient party shall have specified by prior written notice to the sending party.

9. Miscellaneous.

(a) Survival of Representations and Warranties. All representations and warranties contained herein or made in writing by either party in connection herewith shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby until the expiration of the applicable statute of limitations.

(b) Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal, or unenforceable in any respect under any applicable law or rule in any jurisdiction, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

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(c) Complete Agreement. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Selling Shareholders with respect to the subject matter hereof.

(d) Counterparts. This Agreement may be executed by any one or more of the parties hereto in counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument. This Agreement, and any and all agreements and instruments executed and delivered in accordance herewith, to the extent signed and delivered by means of facsimile or other electronic format or signature (including email, “pdf,” “tif,” “jpg,” DocuSign and Adobe Sign), shall be treated in all manner and respects and for all purposes as an original signature and an original agreement or instrument and shall be considered to have the same legal effect, validity and enforceability as if it were the original signed version thereof delivered in person.

(e) Further Assurances. Subject to the other terms of this Agreement, the parties hereto agree to execute and deliver such other instruments and perform such acts, in addition to the matters herein specified, as may be reasonably appropriate or necessary, from time to time, to effectuate the transactions contemplated by this Agreement.

(f) Successors and Assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, in whole or in part, by either party without the prior written consent of the other party. Except as otherwise provided herein, this Agreement shall bind and inure to the benefit of and be enforceable by the Selling Shareholders and the Company and their respective successors and assigns.

(g) No Third Party Beneficiaries or Other Rights. This Agreement is for the sole benefit of the parties and their successors and permitted assigns and nothing herein express or implied shall give or shall be construed to confer any legal or equitable rights or remedies to any person other than the parties to this Agreement and such successors and permitted assigns.

(h) Governing Law. This Agreement and any matters related to the transactions contemplated hereby shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflict of laws principles thereof.

(i) Waiver of Jury Trial. The Company and the Selling Shareholders each hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

(j) Mutuality of Drafting. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the parties, and no presumption or burden of proof shall arise favoring or disfavoring either party by virtue of the authorship of any provision of the Agreement.

(k) Remedies. Each of the parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that either party may in its sole discretion apply to any court of law or equity of competent

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jurisdiction (without posting any bond or deposit) for specific performance or other injunctive relief in order to enforce, or prevent any violations of, the provisions of this Agreement.

(l) Amendment and Waiver. No modification of or amendment to this Agreement shall be effective unless in a writing signed by the parties to this Agreement, and no waiver of any rights under this Agreement shall be effective unless in a writing signed by the waiving party.

(m) Expenses. Each of the Company and the Selling Shareholders shall bear its own costs and expenses in connection with the drafting, negotiation, execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

[Signature pages follow.]

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IN WITNESS WHEREOF, the Company has executed this Stock Purchase and Cooperation Agreement as of the date first written above.

COMPANY:

GRIFFON CORPORATION

By:	/s/ Seth L. Kaplan
Name:	Seth L. Kaplan
Title: Senior Vice President

/s/ Travis W. Cocke
Travis W. Cocke

[Selling Shareholders Signature Pages follow]

[Signature Page to Stock Purchase and Cooperation Agreement]